Exhibit 99.1

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 HOLDINGS LLC

PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

	1847 Holdings LLC	Goedeker Television Co.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Assets
Current Assets
Cash and cash equivalents	$1,001,617	$-	$-		$1,001,617
Restricted cash	175,780		-		175,780
Contract assets	122,016	-	-		122,016
Deposits with vendors	-	-	-		-
Accounts receivable, net	950,730	-	-		950,730
Inventory	2,523,287	-	-		2,523,287
Related party receivable	-	-	-		-
Prepaid expenses and other current assets, net	765,509	-	-		765,509
Discontinued operations – long-term assets	18,306,577	-	(18,306,577)	(d-1)	-
Total current assets	23,845,516	-	(18,306,577)		5,538,939

Property and equipment, net	2,628,728	-	-		2,628,728
Operating lease right of use assets	891,963	-	-		891,963

Goodwill	9,529,938	-	-		9,529,938
Intangible assets, net	971,897	-	-		971,897
Deferred tax asset	62,000	-	-		62,000
Other assets	375	-	-		375
Discontinued operations – long-term assets	11,328,204	-	(11,328,204)	(d-1)	-
Total assets	$49,258,621	$-	$(29,634,781)		$19,623,840
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$3,607,827	$-	$-		$3,607,827
Customer deposits	3,037,743	-			3,037,743
Current portion of operating lease liability	131,846	-	-		131,846
Advances, related party	185,608	-	-		185,608
Due to seller	4,356,162				4,356,162
Lines of credit	-	-	-		-
Note payable, related party	56,900	-	-		56,900
Notes payable, current portion	1,375,655	-	-		1,375,655
Contract liabilities	43,428	-	-		43,428
Discontinued operations – current liabilities	23,205,078	-	(23,205,078)	(d-1)	-
Total current liabilities	36,000,247	-	(23,205,078)		12,795,169
Long-Term Liabilities
Operating lease liability – long term, net of current portion	760,117	-	-		760,117
Notes payable – long term, net of current portion	6,273,741	-	-		6,273,741
Accrued expenses - long term, related party	1,246,437	-	-		1,246,437
Discontinued operations – long-term liabilities	3,976,825	-	(3,976,825)	(d-1)	-
Total liabilities	48,257,367	-	(27,181,903)		21,075,464

Stockholders' Equity (Deficit)
Allocation shares, 1,000 shares issued and outstanding	1,000	-	-		1,000
Series A preferred stock, 3,157,895 authorized, 2,189,835 outstanding as of September 30, 2020	2,404,120	-	-		2,404,120
Subscription receivable	(4,160,686)	-	-		(4,160,686)
Common Shares, 500,000,000 shares authorized, 4,444,013 and 3,165,625 shares issued and outstanding as of September 30, 2020	4,444	-	-		4,444
Goedeker Television Co. common shares	-	-	-		-
Additional paid-in capital	7,775,740	-	-		7,775,740
Accumulated deficit	(4,073,346)	-	(2,452,878)	(d-1)	(6,526,224)

Total stockholders’ equity (deficit)	1,951,272	-	(2,452,878)		(501,606)

Non-controlling interest	(950,018)	-	-		(950,018)

Total liabilities and stockholders’ equity (deficit)	$49,258,621	$-	$(29,634,781)		$19,623,840

1847 HOLDINGS LLC

PRO FORMA COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2020

	1847 Holdings LLC	Asien’s Appliance, Inc. January 1 to May 28, 2020	Kyle’s Custom Wood Shop, Inc.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$8,234,979	$5,154,012	$3,132,105	$-		$16,521,096
Cost of revenue	5,206,229	3,916,192	1,712,824	-		10,835,245
Gross profit	3,028,750	1,237,820	1,419,281	-		5,685,851
Operating expenses
Personnel costs	1,565,651	333,900	227,644	-		2,127,195
Depreciation and amortization	999,107	21,199	90,376	-		1,110,682
Fuel	275,368	-	-	-		275,368
General and administrative	2,547,165	439,185	499,540	121,978	(m-2)	3,832,868
				225,000	(m-3)
Total operating expenses	5,387,291	794,284	817,560	346,978		7,346,113
Net income (loss) from operations	(2,358,541)	443,536	601,721	(346,978)		(1,660,261)
Other income (expense)
Financing costs	(206,686)	-	-	-		(206,686)
Loss on extinguishment of debt	(382,681)	-	-	-		(382,681)
Interest expense, net	(337,649)	(3,122)	528	(6,597)	(a-2)	(584,485)
				(22,957)	(a-3)
				(86,589)	(r-3)
				(128,100)	(v-1)
Other income (expense)	-	18,394	281,125	-		299,519
Gain on sale of property and equipment	54,748	-	-	-		54,748
Total other income (expense)	(872,268)	15,272	281,653	(244,243)		(819,586)
Net income (loss) before income taxes	(3,230,809)	458,808	883,374	(591,221)		(2,479,847)
Income tax benefit (expense)	444,800	-	-	(157,702)	(a-4)	287,098
Net income (loss) from continuing operations	(2,786,009)	458,808	883,374	(748,923)		(2,192,749)
Net income (loss) from discontinued operations	(8,963,738)	-	-	-		(8,963,738)
Net income (loss)	(11,749,747)	458,808	883,374	(748,923)		(11,156,487)
Less net income (loss) attributable to non-controlling interests	(3,930,172)	-	-	-		(3,930,172)
Net loss attributable to common shareholders	(7,819,575)	458,808	883,374	(748,923)		(7,226,315)
Deemed dividend related to issuance of preferred stock	(2,404,120)	-				(2,404,120)
Net income (loss) attributable to 1847 Holdings shareholders	$(10,223,695)	$458,808	$883,374	$(748,923)		$(9,630,435)
Net loss per common share from continuing operations: basic and diluted	$(0.81)					$(0.53)
Net loss per common share from discontinued operations: basic and diluted	$(2.61)					$(2.17)
Net loss per common share: basic and diluted	$(2.97)					$(2.33)
Weighted-average number of common shares outstanding: basic and diluted	3,440,115		525,000	169,411		4,134,526

1847 HOLDINGS LLC

PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

	1847 Holdings LLC	Goedeker Television Co. (January 1 to April 5, 2019	Asien’s Appliance, Inc.	Kyle’s Custom Wood Shop, Inc.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$6,380,025	$-	$13,361,870	$4,126,750	$-		$23,868,600
Cost of revenue	1,830,067	-	10,255,654	2,338,809	-		14,424,530
Gross profit	4,549,958	-	3,106,216	1,787,896	-		9,444,070
Operating expenses:
Personnel	2,228,194	-	500,581	286,256	-		3,015,031
Advertising	-	-	66,570	-	-		66,570
Depreciation and amortization	1,352,874	-	35,337	139,953	-		1,528,164
Fuel	718,495	-	-	-	-		718,495
Bank and credit card fees	-	-	264,759	-	-		264,759
General and administrative expenses	1,569,149	-	825,620	222,770	65,753	(m-1)	3,283,292
					300,000	(m-2)
					300,000	(m-3)
Other operating expense	-	-	-	-	39,452	(c-1)	39,452
Total operating expenses	5,868,712	-	1,692,867	648,979	705,205		8,915,763
Net income (loss) from operations	(1,318,754)	-	1,413,349	1,138,917	(705,205)		528,307
Other income (expense)
Financing costs and loss on early extinguishment of debt	(32,400)	-	-	-	(7,765)	(r-1)	(40,165)
Interest expense	(523,780)	-	-	9,384	(96,041)	(a-1)	(1,349,134)
					(74,308)	(t-1)
					(20,427)	(r-2)
					(191,487)	(e-1)
					(16,000)	(a-2)
					(55,675)	(a-3)
					(210,000)	(r-3)
					(170,800)	(v-1)
Gain on sale of property and equipment	57,603	-	-	65,626	-		123,229
Other income (expense), net	-	-	(8,504)	-	-		(8,504)
Total other income (expense)	(498,577)	-	(8,504)	75,010	(842,503)		(1,274,574)
Net income (loss) before income taxes	(1,817,331)	-	1,404,845	1,213,927	(1,547,708)		(746,267)
Income tax benefit	504,060	-	-	-	(82,059)	(a-4)	422,001
Net income (loss) before from continuing operations	(1,313,271)	-	1,404,845	1,213,927	(1,629,767)		(324,266)
Net income (loss) from discontinued operations	(1,447,707)	(311,685)	-	-	-		(1,759,392)
Net income (loss)	(2,760,978)	(311,685)	1,404,845	1,213,927	(1,629,767)	(a-5)	(2,083,658)
Less net income (loss) attributable to non-controlling interests	(514,019)	-	-	-	(148,570)	(a-5)	(662,589)
Net income (loss) attributable to 1847 Holdings shareholders	$(2,246,959)	$(311,685)	$1,404,845	$1,213,927	$(1,481,197)		$(1,421,069)
Net loss per common share from continuing operations: basic and diluted	$(0.42)						$(0.08)
Net loss per common share from discontinued operations: basic and diluted	$(0.46)						$(0.41)
Net loss per common share: basic and diluted	$(0.71)						$(0.33)
Weighted-average number of common shares outstanding: basic and diluted	3,152,349		432,707	700,000			4,285,056

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS

Goedeker Acquisition and Related Transactions

On January 18, 2019, 1847 Goedeker Inc. (“1847 Goedeker”), a wholly-owned subsidiary of 1847 Holdings LLC (the “Company”), entered into an Asset Purchase Agreement (the “Goedeker Purchase Agreement”) with Goedeker Television Co., a Missouri corporation (“Goedeker”), and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which 1847 Goedeker agreed to acquire substantially all of the assets of Goedeker used in its retail appliance and furniture business (the “Goedeker Business”) for an aggregate purchase price $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; (iii) up to $600,000 in Earn Out Payments (as defined below) and (iv) the issuance to each Stockholder of a number of shares of common stock equal to 11.25% of the issued and outstanding stock of 1847 Goedeker as of the closing date (22.50% in the aggregate) (the “Goedeker Acquisition”).

On March 20, 2019, the Company established 1847 Goedeker Holdco Inc. (“1847 Holdco”) as a wholly-owned subsidiary in the State of Delaware and subsequently transferred all of its shares in 1847 Goedeker to 1847 Holdco, such that 1847 Goedeker became a wholly-owned subsidiary of 1847 Holdco.

On April 5, 2019, 1847 Goedeker, 1847 Holdco, Goedeker and the Stockholders entered into Amendment No. 1 to the Asset Purchase Agreement (the “Goedeker Amendment”) to amend certain terms of the Goedeker Purchase Agreement. Following entry into the Goedeker Amendment, closing of the Goedeker Acquisition was completed on the same day.

Pursuant to the Goedeker Amendment, 1847 Holdco, rather than 1847 Goedeker, issued to each Stockholder a number of shares of its common stock equal to a 11.25% non-dilutable interest in all of the issued and outstanding stock of 1847 Goedeker as of the closing date. The Goedeker Amendment also added certain representations and warranties by 1847 Holdco and certain closing conditions for 1847 Holdco.

The Goedeker Amendment also clarified that a Digital Marketing Agreement between Goedeker and Power Digital Marketing would not be assigned to 1847 Goedeker in the Goedeker Acquisition. Goedeker agreed to cooperate with 1847 Goedeker in determining a reasonable arrangement designed to provide 1847 Goedeker with the benefits under such Digital Marketing Agreement. In consideration for Goedeker so cooperating, 1847 Goedeker agreed to pay to Goedeker a total of $20,000, which amount Goedeker will use to pay Power Digital Marketing for amounts due under the Digital Marketing Agreement for services to be rendered during the months of April 2019 and May 2019. Goedeker also agreed to cause the Digital Marketing Agreement to be terminated as of May 30, 2019 to ensure that Goedeker no longer has any obligations under the Digital Marketing Agreement.

As noted above, a portion of the purchase price was paid by the issuance by 1847 Goedeker of a 9% Subordinated Promissory Note in the principal amount of $4,100,000 (the “Goedeker Note”). The Goedeker Note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on the fifth (5th) anniversary of the closing date. 1847 Goedeker has the right to redeem all or any portion of the Goedeker Note at any time prior to the maturity date without premium or penalty of any kind. The Goedeker Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Goedeker of any of its covenants under the Goedeker Purchase Agreement or any other agreement entered into in connection with the Goedeker Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of 1847 Goedeker. The Goedeker Note also contains a cross default provision, whereby a default under the Revolving Loan or Term Loan (each as defined below), will also constitute an event of default under the Goedeker Note.

Goedeker is also entitled to receive the following payments (the “Earn Out Payments”) to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the Goedeker Purchase Agreement) targets:

1.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;
2.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and
3.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, 1847 Goedeker must pay a partial Earn Out Payment to Goedeker in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable Earn Out Payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial Earn Out Payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker is entitled to all or a portion of an Earn Out Payment, the applicable Earn Out Payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker is entitled to such Earn Out Payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

During the earn out periods stated above, 1847 Goedeker agreed to (i) operate the Goedeker Business in the ordinary course of business substantially consistent with past practices, (ii) operate the Goedeker Business as a distinct business entity or division so that its results can be verified for purposes of calculating the Earn Out Payment, and (iii) adequately fund the Goedeker Business during the periods. Furthermore, 1847 Goedeker agreed that it would not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding the Earn Out Payment.

The rights of Goedeker to receive payments under the Goedeker Note and any Earn Out Payments are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that Goedeker entered into with Burnley and SBCC on April 5, 2019 in connection with the Goedeker Acquisition.

Pursuant to the Goedeker Purchase Agreement, on April 5, 2019, 1847 Goedeker entered into a Lease Agreement (the “Lease”) with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker. The Lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, 1847 Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum.

Management Services Agreement

On April 5, 2019, 1847 Goedeker Inc. entered into a Management Services Agreement (the “Goedeker Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Goedeker Offsetting MSA, 1847 Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Goedeker Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Goedeker Management Fee to be paid by 1847 Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Goedeker Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Goedeker Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Goedeker Management Fee to be paid by 1847 Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Goedeker Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Notwithstanding the foregoing, payment of the Goedeker Management Fee is subordinated to the payment of interest on the Goedeker Note, such that no payment of the Goedeker Management Fee may be made if 1847 Goedeker is in default under the Goedeker Note with regard to interest payments and, for the avoidance of doubt, such payment of the Goedeker Management Fee will be contingent on 1847 Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the Goedeker Note or the Earn Out Payments, the annual Goedeker Management Fee shall be capped at $250,000.

In addition, the rights of the Manager to receive payments under the Goedeker Offsetting MSA are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that the Manager entered into with Burnley and SBCC on April 5, 2019 in connection with the Goedeker Acquisition.

1847 Goedeker shall also reimburse the Manager for all costs and expenses of 1847 Goedeker which are specifically approved by the board of directors of 1847 Goedeker, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Goedeker in connection with performing services under the Goedeker Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Goedeker’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Goedeker’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Revolving Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Revolving Loan Agreement”) with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the Borrowing Base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) (the “Revolving Loan Amount”) minus reserves established Burnley at any time (the “Reserves”) in accordance with the Revolving Loan Agreement (the “Revolving Loan”). The “Borrowing Base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of 1847 Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by 1847 Goedeker’s Eligible Inventory (as defined in the Revolving Loan Agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Goedeker Acquisition on April 5, 2019, 1847 Goedeker borrowed $744,000 under the Revolving Loan Agreement and issued a Revolving Note to Burnley in the principal amount of up to $1,500,000.

The Revolving Note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The Revolving Note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the Revolving Loan Agreement) plus 6.00% or (ii) 8.50%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. 1847 Goedeker shall pay interest accrued on the Revolving Note in arrears on the last day of each month commencing on April 30, 2019.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 Goedeker may at any time and from time to time prepay the Revolving Note in whole or in part. If at any time the outstanding principal balance on the Revolving Note exceeds the lesser of (i) the difference of the Revolving Loan Amount minus any Reserves and (ii) the Borrowing Base, then 1847 Goedeker shall immediately prepay the Revolving Note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Revolving Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Revolving Note in an aggregate amount equal to 100% of such Net Proceeds. A “Prepayment Event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of 1847 Goedeker or 1847 Holdco; (ii) a Change of Control (as defined in the Revolving Loan Agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of 1847 Goedeker or 1847 Holdco with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by 1847 Goedeker of any capital stock or the receipt by 1847 Goedeker of any capital contribution; or (v) the incurrence by 1847 Goedeker or 1847 Holdco of any Indebtedness (as defined in the Revolving Loan Agreement), other than Indebtedness permitted under the Revolving Loan Agreement.

Under the Revolving Loan Agreement, 1847 Goedeker is required to pay a number of fees to Burnley, including the following:

•	an origination fee of $15,000, which was paid at closing on April 5, 2019;
•	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the Revolving Loan Agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the Revolving Loan Amount then in effect minus the sum of the outstanding principal balance of the Revolving Note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the Revolving Loan Agreement terminates, commencing on the first such date to occur after the closing date;
•	an annual loan facility fee equal to 0.75% of the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;
•	a monthly collateral management fee for monitoring and servicing the Revolving Loan equal to $1,700 per month for the term of Revolving Note, which is fully earned and non-refundable as of the date of the Revolving Loan Agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the Revolving Loan or directly by 1847 Goedeker; and
•	if the Revolving Loan is terminated for any reason, including by Burnley following an Event of Default, then 1847 Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the Applicable Percentage multiplied by the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), wherein the term Applicable Percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

In addition to the foregoing, 1847 Goedeker was required under the Revolving Loan Agreement and the Term Loan Agreement described below to pay a consulting fee of $150,000 to GVC Financial Services, LLC at closing.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Revolving Loan Agreement contains customary events of default, including, among others (each, an “Event of Default”): (i) for failure to pay principal and interest on the Revolving Note when due, or to pay any fees due under the Revolving Loan Agreement; (ii) if any representation, warranty or certification in the Revolving Loan Agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the Revolving Loan Agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other Indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if 1847 Goedeker or 1847 Holdco, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a Material Adverse Effect (as defined in the Revolving Loan Agreement) has occurred; (ix) if a Change of Control (as defined in the Revolving Loan Agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a Material Adverse Effect; and (xii) for the occurrence of any default or event of default under the Term Loan (as defined below), the Goedeker Note, the Leonite Note (as defined below) or any other debt that is subordinated to the Revolving Loan.

The Revolving Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Revolving Note is secured by a first priority security interest in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with Burnley, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to Burnley, and (ii) 1847 Goedeker entered into a Deposit Account Control Agreement with Burnley, Small Business Community Capital II, L.P. and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with Burnley to guaranty the obligations under the Revolving Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

Term Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Term Loan Agreement”) with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000 (the “Term Loan”), pursuant to which 1847 Goedeker issued to SBCC a Term Note in the principal amount of up to $1,500,000 and a ten-year warrant (the “SBCC Warrant”) to purchase shares of the most senior capital stock of 1847 Goedeker equal to 5.0% of the outstanding equity securities of 1847 Goedeker on a fully-diluted basis for an aggregate price equal to $100.

The Term Note matures on April 5, 2023 and bears interest at the sum of the Cash Interest Rate (defined as 11% per annum) plus the PIK Interest Rate (defined as 2% per annum); provided that upon an Event of Default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the Cash Interest Rate and the PIK Interest Rate, in each case plus 3.00%. Interest accrued at the Cash Interest Rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK Interest Rate shall be automatically capitalized, compounded and added to the principal amount of the Term Note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an Event of Default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK Interest Rate and not yet added to the principal amount of Term Note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on Term Note, whether accrued at the Cash Interest Rate or the PIK Interest Rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the Term Note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 Goedeker may prepay the Term Note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Term Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event (as defined above) following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Term Note below in an aggregate amount equal to 100% of such Net Proceeds.

Under the Term Loan Agreement, 1847 Goedeker was required at closing to pay an origination fee of $30,000 to SBCC. Also, as described above, GVC Financial Services, LLC was paid a fee of $150,000 in connection with services it provided in connection with the Term Loan and the Revolving Loan.

The Term Loan Agreement contains the same Events of Default as the Revolving Loan Agreement, provided that the reference to the Term Loan in the cross-default provision refers instead to the Revolving Loan.

The Term Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Term Note is secured by a second priority security interest (subordinate to the Revolving Loan) in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with SBCC, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to SBCC, and (ii) 1847 Goedeker entered Deposit Account Control Agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with SBCC to guaranty the obligations under the Term Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

Equity-Linked Financing

On April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker (collectively, “1847”) entered into a Securities Purchase Agreement (the “Leonite Purchase Agreement”) with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,285.71 (the “Leonite Note”). As additional consideration for the purchase of the Leonite Note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis (the “Leonite Warrant”), and (iii) 1847 Holdco issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Holdco.

The Leonite Note carries an original issue discount of $64,285.71 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the Leonite Note. Therefore, the purchase price of the Leonite Note was $650,000.

The Leonite Note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the Leonite Note (the “Stated Rate”). Any amount of principal or interest on the Leonite Note, which is not paid by the maturity date, shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the Leonite Note, 1847 shall make monthly payments of interest only due under the Leonite Note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the Leonite Note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the Leonite Note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The Leonite Note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the Leonite Note, will be due and payable. Unless an event of default as set forth in the Leonite Note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the Leonite Note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The Leonite Note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the Leonite Purchase Agreement or any other agreement entered into in connection with the Leonite Purchase Agreement, or a breach of any of representations or warranties under the Leonite Note, or (iii) the bankruptcy of 1847. The Leonite Note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the Leonite Note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the Leonite Note.

Under the Leonite Note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Leonite Note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the Leonite Note shall be determined by dividing the Conversion Amount by the applicable conversion price then in effect. The term “Conversion Amount” means, with respect to any conversion of the Leonite Note, the sum of: (i) the principal amount of the Leonite Note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (the “Fixed Conversion Price”) (subject to adjustment as further described in the Leonite Note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the Leonite Note, the conversion price shall immediately be equal to the lesser of (i) the Fixed Conversion Price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the Leonite Note in excess of that portion of the Leonite Note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Leonite Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the Leonite Note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the Leonite Note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the Leonite Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Leonite Warrant also contains an ownership limitation. The Company shall not effect any exercise of the Leonite Warrant, and Leonite shall not have the right to exercise any portion of the Leonite Warrant, to the extent that after giving effect to issuance of common shares upon exercise the Leonite Warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the Leonite Warrant. Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

The Leonite Purchase Agreement contains customary representations, warranties and covenants. In addition, pursuant to the Leonite Purchase Agreement, Leonite was granted piggy-back registration rights with respect to the common shares, the Leonite Warrant and the shares issuable upon exercise of the Leonite Warrant. Also, in the event that the Company proposes to offer and sell its securities in an Equity Financing (as defined in the Leonite Purchase Agreement), Leonite shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to the principal amount of the Leonite Note until the earliest of (i) the maturity date, (ii) the date that the Leonite Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Leonite Note along with accrued but unpaid interest thereon shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing.

In addition, as long as Leonite owns at least five percent (5%) of the securities originally purchased under the Leonite Purchase Agreement, the Company must timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed it pursuant to the Securities Exchange Act of 1934, as amended, or make publicly available in accordance with Rule 144(c) such information as is required for Leonite to sell the securities under Rule 144. If the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen trading days (the date which such five trading day-period is exceeded, the “Event Date”), then in addition to any other rights Leonite may have under the Leonite Purchase Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the information failure is cured, the Company shall pay to Leonite an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.75% of purchase price paid for the securities held by Leonite at the Event Date with a maximum amount of liquidated damages payable being capped at $150,000.

Concurrently with 1847 and Leonite entering into the Leonite Purchase Agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker entered into a Security and Pledge Agreement with Leonite (the “Security Agreement”). Pursuant to the Security Agreement, and in order to secure 1847’s timely payment of the Leonite Note and related obligations and the timely performance of each and all of its covenants and obligations under the Leonite Purchase Agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Holdco and in 1847 Neese Inc., and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the Leonite Note are subordinate to the rights of Burnley and SBCC under separate Subordination Agreements that Leonite entered into with them on April 5, 2019.

Goedeker Distribution

On October 23, 2020, the Company completed the distribution of 3,325,000 shares of the common stock of 1847 Goedeker that it held to its shareholders, which constituted all of the shares of 1847 Goedeker held by the Company (the “Goedeker Distribution”). The common shareholders of the Company received an aggregate of 2,660,007 shares of the common stock of 1847 Goedeker, which were distributed on a pro rata basis at a ratio of 0.710467618568632 shares of 1847 Goedeker’s common stock for each common share of the Company held on the record date, October 15, 2020, and the Manager, which is the sole holder of the Company’s allocation shares, received 664,993 shares of the common stock of 1847 Goedeker, which it then distributed to its members.

As a result of the Goedeker Distribution, 1847 Goedeker is no longer a majority-owned subsidiary of the Company. The Goedeker Distribution therefore resulted in the disposition of the business and assets of 1847 Goedeker.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Asien’s Appliance Acquisition and Related Transactions

On March 27, 2020, the Company and 1847 Asien Inc. (“1847 Asien”), a wholly-owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Asien’s Purchase Agreement”) with Asien’s Appliance, Inc. (“Asien’s Appliance”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Asien’s Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance (the “Asien’s Acquisition”).

On May 28, 2020, 1847 Asien, the Company, Asien’s Appliance and the Asien’s Seller entered into Amendment No. 1 to the Asien’s Purchase Agreement (the “Asien’s Amendment”) to amend certain terms of the Asien’s Purchase Agreement. Following entry into the Asien’s Amendment, closing of the Asien’s Acquisition was completed on the same day.

Pursuant to the terms of the Asien’s Purchase Agreement, as amended by the Asien’s Amendment, 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance for an aggregate purchase price of $2,125,500, subject to adjustment as described below. The purchase price consists of (i) $233,000 in cash, (ii) the Amortizing Note (as defined below) in the aggregate principal amount of $200,000, (iii) the Demand Note (as defined below) in the aggregate principal amount of $655,000, and (iv) 415,000 common shares of the Company, having a fair market value of $1,037,500 (the “Buyer Shares”).

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following May 28, 2020 (the “Closing Date”), 1847 Asien shall deliver to the Asien’s Seller an audited balance sheet as of the Closing Date (the “Final Balance Sheet”). If the net working capital reflected on the Final Balance Sheet (the “Final Working Capital”) exceeds the net working capital reflected on the unaudited balance sheet of Asien’s Appliance delivered to 1847 Asien on the Closing Date (the “Preliminary Working Capital”), 1847 Asien’s shall, within seven days, pay to the Seller an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Asien’s Seller shall, within seven days, pay to 1847 Asien an amount in cash equal to such excess, provided, however, that the Asien’s Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to the Buyer a number of Buyer Shares that is equal to such excess divided by $2.00.

Pursuant to the Asien’s Amendment, upon five calendar days written notice to the Asien’s Seller and the transfer agent, from time to time during the one year period following the closing of the Asien’s Acquisition, the Company shall have the right to repurchase any or all of the Buyer Shares then held by the Asien’s Seller from the Asien’s Seller for a purchase price of $2.50 per share.

Subordinated Amortizing Promissory Note

As noted above, a portion of the purchase price under the Asien’s Purchase Agreement, as amendment by the Asien’s Amendment, was paid by the issuance of a subordinated amortizing promissory note (the “Amortizing Note”) in the principal amount of $200,000 by 1847 Asien to the Asien’s Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the Amortizing Note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021.

The right of the Asien’s Seller to receive payments under the Amortizing Note is subordinated to all indebtedness of 1847 Asien, whether outstanding as of the Closing Date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

The Amortizing Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Asien of any of their covenants under the Asien’s Purchase Agreement, the Amortizing Note, or any other agreement entered into in connection with the Asien’s Purchase Agreement, or a breach of any of their representations or warranties under such documents, or (iii) the bankruptcy of 1847 Asien.

Demand Promissory Note

As noted above, a portion of the purchase price under the Asien’s Purchase Agreement, as amendment by the Asien’s Amendment, was paid by the issuance by 1847 Asien to the Asien’s Seller of a demand promissory note (the “Demand Note”) in the principal amount of $655,000 at an interest rate of one percent (1%) computed on the basis of a 360 day year. Principal and accrued interest on the Demand Note shall be payable 24 hours after written demand by the Asien’s Seller.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Management Services Agreement

On May 28, 2020, 1847 Asien entered into a Management Services Agreement (the “Asien’s Offsetting MSA”) with the Manager. The MSA is an Offsetting Management Services Agreement as defined in the MSA.

Pursuant to the Asien’s Offsetting MSA, 1847 Asien appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Asien’s Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Asien’s Management Fee to be paid by 1847 Asien for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Asien’s Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Asien’s Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the Parent Management Fee with respect to such fiscal quarter, then the Asien’s Management Fee to be paid by 1847 Asien for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Asien’s Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Asien shall also reimburse the Manager for all costs and expenses of 1847 Asien which are specifically approved by the board of directors of 1847 Asien, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Asien in connection with performing services under the Asien’s Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Asien’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Asien’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien entered into an Agreement of Sale of Future Receipts (“Receipts Agreement”) with TVT Direct Funding LLC (“TVT”), pursuant to which 1847 Asien and Asien’s Appliance agree to sell future receivables with a value of $685,000 (the “Sold Amount of Future Receipts”) to TVT for a purchase price of $500,000. 1847 Asien and Asien’s Appliance agree to deliver to TVT 20% of its weekly future receipts, or approximately $23,300, over the course of an estimated seven-month term, or such date when the Sold Amount of Future Receipts has been delivered to TVT. Asien’s Appliance used the proceeds from this sale to finance the Asien’s Acquisition. In addition to all other sums due to TVT under the Receipts Agreement, 1847 Asien and Asien’s Appliance shall pay to TVT certain additional fees, including a one-time origination fees of $25,000.00 as reimbursement of costs incurred by TVT for financial and legal due diligence.

The TVT Loan Agreement contains customary events of default, including the occurrence of the following: (i) a violation by 1847 Asien or Asien’s Apliance of any term, condition or covenant in the Receipts Agreement other than as the result of Asien’s Appliance’s business to ceases its operations, (ii) any representation or warranty made by 1847 Asien or Asien’s Apliance is proven to have been incorrect, false or misleading in any material respect when made, and (iii) a default by 1847 Asien or Asien’s Apliance under any of the terms, covenants and conditions of any other agreement with TVT, if any.

The future payments under the TVT Agreement are secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s Appliance. The TVT Agreement contains customary representations, warranties and covenants for an agreement of this type.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Kyle’s Acquisition and Related Transactions

On August 27, 2020, the Company and 1847 Cabinet Inc. (“1847 Cabinet”), a wholly-owned subsidiary of the Company, entered into a stock purchase agreement with Kyle’s Custom Wood Shop, Inc., an Idaho corporation (“Kyle’s”), and Stephen Mallatt, Jr. and Rita Mallatt (together, the “Kyle’s Seller”), pursuant to which 1847 Cabinet agreed to acquire all of issued and outstanding capital stock of Kyle’s.

On September 30, 2020, the Company, 1847 Cabinet, Kyle’s and the Kyle’s Seller entered into addendum to the stock purchase and closing of the acquisition of all of the issued and outstanding capital stock of Kyle’s was completed (the “Kyle’s Acquisition”).

The aggregate purchase price was $6,650,000, subject to adjustment as described below. The purchase price consists of (i) $4,200,000 in cash, (ii) an 8% vesting subordinated note in the aggregate principal amount of $1,050,000, and (iii) 700,000 common shares of the Company, having a mutually agreed upon value of $1,400,000 and a fair value of $3,675,000. The shares were issued on October 16, 2020, immediately following the record date for the Goedeker Distribution described above.

The purchase price is subject to a post-closing working capital adjustment provision based on the difference between actual working capital at closing and the Kyle’s Seller’s preliminary estimate of closing date working capital. If the final working capital exceeds the preliminary working capital estimate, 1847 Cabinet must pay to the Kyle’s Seller an amount of cash that is equal to such excess. If the preliminary working capital estimate exceeds the final working capital, the Kyle’s Seller must pay to 1847 Cabinet an amount in cash equal to such excess, provided, however, that the Kyle’s Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to 1847 Cabinet a number of common shares of the Company that is equal to such excess divided by $2.00.

In addition to the post-closing net working capital adjustment described above, there was a target working capital adjustment, pursuant to which if at the closing the preliminary working capital exceeded a target working capital of $154,000, then the purchase price would be increased at the closing by the amount of such difference. Accordingly, as a result of the target working capital adjustment, the cash portion of the purchase price at the closing was $4,356,162.

Vesting Promissory Note

A portion of the purchase price for the acquisition of Kyle’s was paid by the issuance of a vesting promissory note by 1847 Cabinet to the Kyle’s Seller in the principal amount of $1,050,000, which increased to a principal amount of up to $1,260,000 pursuant to the vested percentage calculation described below (the “Vesting Note”). Payment of the principal and accrued interest on the Vesting Note is subject to vesting as described below. The Vesting Note bears interest on the vested portion of principal amount at the rate of eight percent (8%) per annum. To the extent vested, the vested portion of the principal and all accrued but unpaid interest on such vested portion of the principal shall be paid in one lump sum on the last day of the thirty-sixth (36th) month following the date of the Vesting Note.

The vested principal of the Vesting Note due at the maturity date shall be calculated each year based on the average annual consolidated EBITDA (as defined in the note) of 1847 Cabinet for each of the years ended December 31, 2020, 2021 and 2022. The EBITDA for each year shall be divided by $1.4 million multiplied by 100 to obtain the vested percentage. The vested principal for each year shall be equal to the vested percentage for that year multiplied by $350,000. To the extent that the vested percentage for the subject year is less than 80%, no portion of the Vesting Note for that year shall vest. To the extent that the vested percentage for the subject year is equal to or greater than 120%, the vested principal shall be equal to $420,000 for that year and no more.

1847 Cabinet will have the right to redeem all but no less than all of the Vesting Note at any time prior to the maturity date. If 1847 Cabinet elects to redeem the Vesting Note, the redemption price will be payable in cash and is equal to the then outstanding vested portion of the principal plus any remaining unvested principal amount plus accrued but unpaid interest thereon (calculated over 36 months). For purposes of this redemption calculation, the “unvested principal amount” shall be $350,000 per year.

The Vesting Note contains customary events of default. The right of the Kyle’s Seller to receive payments under the Vesting Note is subordinated to all indebtedness of 1847 Cabinet, whether outstanding as of the closing date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Management Services Agreement

On August 21, 2020, 1847 Cabinet entered into a Management Services Agreement (the “Cabinet Offsetting MSA”) with the Manager. The MSA is an Offsetting Management Services Agreement as defined in the MSA.

Pursuant to the Cabinet Offsetting MSA, 1847 Cabinet appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Cabinet Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Cabinet Management Fee to be paid by 1847 Cabinet for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Cabinet Management Fee paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Cabinet Management Fee paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the Parent Management Fee with respect to such fiscal quarter, then the Cabinet Management Fee to be paid by 1847 Cabinet for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Cabinet Management Fee paid or to be paid by 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Cabinet shall also reimburse the Manager for all costs and expenses of 1847 Cabinet which are specifically approved by the board of directors of 1847 Cabinet, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Cabinet in connection with performing services under the Cabinet Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Cabinet’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Cabinet’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

NOTE 2 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 combines the historical statement of operations of the Company with the historical statement of operations of Asien’s Appliance and Kyle’s and reflects the Goedeker Distribution. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 was prepared as if the Asien’s Acquisition, the Kyle’s Acquisition and the Goedeker Distribution had occurred on January 1, 2020.

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 combines the historical statement of operations of the Company with the historical statement of operations of Asien’s Appliance and Kyle’s and reflects the Goedeker Distribution. The unaudited pro forma combined statement of operations for the year ended December 31, 2019 was prepared as if the Asien’s Acquisition, the Kyle’s Acquisition and the Goedeker Distribution had occurred on January 1, 2019.   The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Company accounted for the Asien’s Acquisition and the Kyle’s Acquisition in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”).  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.  Goodwill as of the acquisition dates is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

On October 23, 2020, the Company distributed all of the shares of 1847 Goedeker that it held to its shareholders. As a result of the Goedeker Distribution, 1847 Goedeker is no longer a subsidiary of the Company. Pursuant to ASC Topic 205-20, Presentation of Financial Statements - Discontinued Operations, the results of operations from 1847 Goedeker for the nine months ended September 30, 2020 and year ended December31, 2019 have been classified as discontinued operations as part of proforma combined statement of operations presented herein.

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Asien’s Appliance and Kyle’s based on preliminary estimates to fair value.  The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma combined financial information after the final valuation procedures are performed and the amounts are finalized.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and Asien’s Appliance and Kyle’s.  The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the Asien’s Acquisition and the Kyle’s Acquisition that the combined companies incurred upon completion of the Asien’s Acquisition and the Kyle’s Acquisition.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 3 – PURCHASE PRICE CONSIDERATION

Goedeker

The fair value of the purchase consideration issued to Goedeker was allocated to the net tangible assets acquired. The Company accounted for the Goedeker Acquisition as the purchase of a business under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net liabilities assumed was approximately $614,337. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows the analysis for the Goedeker Acquisition:

Purchase consideration at final fair value:
Note payable, net of $462,102 debt discount and $215,500 of capitalized financing costs	$3,422,398
Contingent note payable	81,494
Non-controlling interest	979,523
Amount of consideration	$4,483,415

Assets acquired and liabilities assumed at fair value
Accounts receivable	$334,446
Inventories	1,851,251
Working capital adjustment receivable and other assets	1,104,863
Property and equipment	216,286
Customer related intangibles	749,000
Marketing related intangibles	1,368,000
Accounts payable and accrued expenses	(3,929,876)
Customer deposits	(2,308,307)
Net tangible assets acquired (liabilities assumed)	$(614,337)

Total net assets acquired (liabilities assumed)	$(614,337)
Consideration paid	4,483,415
Goodwill	$5,097,752

Asien’s Appliance

The provisional fair value of the purchase consideration issued to the Asien’s Seller was allocated to the net tangible assets acquired. The Company accounted for the Asien’s Acquisition as the purchase of a business under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $162,272. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Asien’s Appliance will be included in the Company’s financial statements in future periods.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The table below shows preliminary analysis for the Asien’s Acquisition:

Provisional Purchase Consideration at preliminary fair value:
Common stock	$1,037,500
Notes payable	855,000
Cash	233,000
Amount of consideration	$2,125,500

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,501,285
Accounts receivable	235,746
Inventories	1,457,489
Other current assets	41,427
Property and equipment	157,052
Accounts payable and accrued expenses	(280,752)
Customer deposits	(2,405,703)
Notes payable	(509,272)
Deferred tax liability	(35,000)
Net tangible assets acquired	$162,272

Total net assets acquired	$162,272
Consideration paid	2,125,500
Preliminary goodwill	$1,963,228

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined statement of operations. Due to the recent completion of the Asien’s Acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited to, contract receivables, prepaid expenses and other current assets, intangible assets, accounts payable, and deferred revenue. It is expected that the financial statement basis and income tax basis for the assets acquired and liabilities assumed will be the same. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Kyle’s

The provisional fair value of the purchase consideration issued to the Kyle’s Seller was allocated to the net tangible assets acquired. The Company accounted for the Kyle’s Acquisition as the purchase of a business under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $527,618. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Kyle’s will be included in the Company’s financial statements in future periods.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The table below shows preliminary analysis for the Kyle’s Acquisition:

Provisional Purchase Consideration at preliminary fair value:
Common shares	$3,675,000
Notes payable	1,050,000
Due to seller	4,356,162
Amount of consideration	$9,081,162

Assets acquired and liabilities assumed at preliminary fair value
Cash	$130,000
Accounts receivable	385,095
Costs in excess of billings	122,016
Other current assets	13,707
Property and equipment	183,825
Accounts payable and accrued expenses	(263,597)
Notes payable	-
Billings in excess of costs	(43,428)
Net tangible assets acquired	$527,618

Total net assets acquired	$527,618
Consideration paid	9,081,162
Preliminary goodwill	$8,553,544

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined statement of operations. Due to the recent completion of the Kyle’s Acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited to, contract receivables, prepaid expenses and other current assets, intangible assets, accounts payable, and deferred revenue. It is expected that the financial statement basis and income tax basis for the assets acquired and liabilities assumed will be the same. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

NOTE 4 – PRO FORMA ADJUSTMENTS

As the Asien’s Acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation treating the Asien’s Acquisition as a business combination (see Note 4).

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Asset Purchase Agreements

(a-1) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 9% or approximately $96,041 for the period of January 1, 2019 through April 5, 2019.

(a-2) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 8% or approximately $16,000 for the year ended December 31, 2019 and $6,597 for the period January 1, 2020 to May 28, 2020.

(a-3) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 8.5% or approximately $55,675 for the year ended December 31, 2019 and $22,957 for the period January 1, 2020 to May 28, 2020.

(a-4) Upon the acquisition of the assets by the Company, the taxable income and losses from Asien’s Appliance will be included with the Company’s future corporate income tax filings.

(a-5) Reflects the non-controlling interest of the 30% interest in 1847 Holdco.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Management Services Agreements

(m-1) Reflects an annualized management services agreement of a maximum of $250,000 paid to 1847 Partners LLC for the period of January 1, 2019 through April 5, 2019.

(m-2) Reflects an annualized management services agreement of a maximum of $300,000 paid to 1847 Partners LLC for the year ended December 31, 2019 and $121,978 for the period January 1, 2020 to May 28, 2020.

(m-3) Reflects an annualized management services agreement of a maximum of $300,000 paid to 1847 Partners LLC for the year ended December 31, 2019 and $225,000 for the period January 1, 2020 to September 30, 2020.

Consulting Fee

(c-1) Represents the $39,452 for a consulting fee due to GVC Financial Services, LLC for the period of January 1, 2019 through April 5, 2019.

Revolving Loan

(r-1) Financing costs – Reflects financing costs of the Revolving Loan for a commitment fee of 0.5% per annum, loan facility fee of 0.75% per annum and monthly collateral management fee of $1,700.

(r-2) Interest expense – Reflects the interest expense $20,427 resulting from the Revolving Note of annualized interest of 8.5% or approximately $16,696 and the amortization of debt discount of financing costs of $3,731 for the period of January 1, 2019 through April 5, 2019.

(r-3) Interest expense – Reflects the interest expense of $210,000 resulting from the Revolving Note of amortized as interest expense for the year ended December 31, 2019 and $86,589 for the period January 1, 2020 to May 28, 2020.

Term Loan

(t-1) Interest expense – Reflects the interest expense of $74,308 resulting from the Term Loan financing including the annualized interest of 11% or approximately $44,897, PIK interest of 2% or approximately $7,808, the amortization of debt discount of financing costs of $6,702 and amortization of the warrant feature of $14,901 for the period January 1, 2019 through April 5, 2019.

Equity-Linked Financing

(e-1) Interest expense – Reflects the interest expense of $191,487 resulting from the Leonite Note including the annualized interest of 12% or approximately $22,309, the amortization of debt discount of financing costs of $3,904, debt discount of amortization of share issuance of $26,027, amortization of the warrant feature of $37,807 and amortization of the beneficial conversion feature of $101,439 for the period January 1, 2019 through April 5, 2019.

Vesting Note

(v-1) Interest expense – Reflects the interest expense and debt discount of $170,800 resulting from the Vesting Note expense for the year ended December 31, 2019 and $128,100 for the period January 1, 2020 to September 30, 2020.

Goedeker Distribution

(d-1) Distribution – Reflects the elimination of the discontinued operations of 1847 Goedeker and distribution to Company shareholders as described in Note 1.